SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2010

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2010, the Board of Directors of Copano Energy, L.L.C. (“Copano”), on the recommendation of its Compensation Committee, approved an Amended and Restated Management Change in Control Severance Plan (the “Amended CICP”).  The Amended CICP replaces Copano’s existing Change in Control Severance Plan, which was adopted effective December 2007 and would have expired in December 2010.

Like the existing plan, the Amended CICP is designed to aid Copano in retaining specified key employees in the context of a change in control transaction.  If a participant’s employment is terminated in connection with a “change in control,” as defined in the Amended CICP, the participant would be entitled to the benefits described below if (i) the termination is by Copano other than for “cause” or (ii) the termination is by the participant for “good reason,” in each case as defined in the Amended CICP.  The Amended CICP adds two new levels of benefits, listed below under (i) and (ii):

•
a lump-sum payment in the amount of the participant’s annual base salary plus the participant’s target bonus under Copano’s Management Incentive Compensation Plan, multiplied by (i) 300% for the president and chief executive officer; (ii) 250% for the executive vice president and general counsel and senior vice president and chief financial officer, (iii)  200% for other officer participants, and (iv) 100% for other key employee participants; and

•	health insurance benefits for 18 months.

The Amended CICP also reflects the following changes, among other things:

•
elimination of provisions relating to the Administrative and Operating Services Agreement, dated November 15, 2004, under which Copano/Operations, Inc. previously provided management, operations and administrative services to Copano and certain of its subsidiaries;

•	new procedural protection requiring a Board finding of “cause”;

•	changes to the definition of “good reason” to include failure to continue as an executive officer of a public company and failure by a successor to Copano to assume the Amended CICP; and

•	reimbursement of expenses incurred by a participant who contests an issue arising under the Amended CICP in good faith.

The Amended CICP has an initial term ending December 31, 2012 and is subject to automatic annual extensions thereafter unless Copano provides at least 13 months’ advance notice of non-extension.  If a change in control were to occur, the term would end 18 months after such event or, if later, on the date that all participants entitled to payments under the Amended CICP have received those payments in full.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Management Change in Control Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: August 31, 2010	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Executive Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Amended and Restated Management Change in Control Severance Plan